                                 (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998

                                                         BASIC EPS                   DILUTED EPS
                                                        THREE MONTHS                THREE MONTHS
                                                       ENDED MARCH 31,             ENDED MARCH 31,
                                                       --------------              --------------
                                                      1999         1998           1999          1998
                                                      ----         ----           ----          ----
Weighted Average Shares Outstanding.............   7,632,000     7,124,000      7,632,000      7,124,000
Options.........................................                                               1,070,000
                                                  ----------    ----------     ----------     ----------
Adjusted Weighted Average Shares................   7,632,000     7,124,000      7,632,000      8,194,000
                                                  ----------    ----------     ----------     ----------

Net Income (Loss)...............................  $ (362,000)   $   89,000     $ (362,000)    $   89,000
Class B Preferred Dividends-Imputed.............     (38,000)      (33,000)       (38,000)       (33,000)
                                                  ----------    ----------     ----------     ----------
Income (Loss) Available to Common Shareholders..  $ (400,000)   $   56,000     $ (400,000)    $   56,000
                                                  ----------    ----------     ----------     ----------
Earnings (Loss) per Weighted Average Shares.....  $    (0.05)   $     0.01     $    (0.05)    $     0.01
                                                  ==========    ==========     ==========     ==========

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